EXHIBIT 10.1
                                                                    ------------


================================================================================




                     GS MORTGAGE SECURITIES CORPORATION II,

                                   PURCHASER,

                         GOLDMAN SACHS MORTGAGE COMPANY,

                                     SELLER

                        MORTGAGE LOAN PURCHASE AGREEMENT

                            Dated as of July 1, 2007


                                Series 2007-GG10




================================================================================

            This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of July 1, 2007, is between GS Mortgage Securities Corporation II, a Delaware corporation, as purchaser (the "Purchaser"), and Goldman Sachs Mortgage Company, a New York limited partnership, as seller (the "Seller").

            Capitalized terms used in this Agreement not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of July 1, 2007 (the "Pooling and Servicing Agreement"), among the Purchaser, as seller, Wachovia Bank, National Association, as master servicer (the "Master Servicer"), CWCapital Asset Management LLC, as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund (the "Trust Fund"). For purposes of this Agreement, "Mortgage Loans" refers to the mortgage loans listed on Exhibit A and "Mortgaged Properties" refers to the properties securing such Mortgage Loans.

            The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

            SECTION 1 Sale and Conveyance of Mortgages; Possession of Mortgage File. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser subject to the rights of the other holders of interests in a Companion Loan all of its right, title and interest in and to the Mortgage Loans identified on Exhibit A (the "Mortgage Loan Schedule") including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date). Upon the sale of the Mortgage Loans, the ownership of each related Note, subject to the rights of the other holders of interest in a Companion Loan, the Seller's interest in the related Mortgage and the other contents of the related Mortgage File, will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to the related Mortgage Loan (other than a Non-Serviced Companion Loan) prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and immediately thereafter the Trustee. The Purchaser will sell the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates (the "Offered Certificates") to the underwriters (the "Underwriters") specified in the Underwriting Agreement, dated as of June 21, 2007 (the "Underwriting Agreement"), between the Purchaser and the Underwriters, and the Purchaser will sell the Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R and Class LR Certificates (the "Private Certificates") to the initial purchasers (the "Initial Purchasers" and, collectively with the Underwriters, the "Dealers") specified in the Certificate Purchase Agreement, dated as of June 21, 2007 (the "Certificate Purchase Agreement"), between the Purchaser and Initial Purchasers.

            The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. As the purchase price for the Mortgage Loans, the Purchaser shall pay to the Seller or at the Seller's direction $2,280,187,643.44 (excluding accrued interest and certain post-settlement adjustment for expenses incurred by the Underwriters on behalf of the Depositor). The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

            SECTION 2 Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage and the related Note shall be transferred to the Trustee in accordance with this Agreement. Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee. All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

            The transfer of each Mortgage Loan shall be reflected on the Seller's balance sheets and other financial statements as a sale of the Mortgage Loans by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

            The transfer of each Mortgage Loan shall be reflected on the Purchaser's balance sheets and other financial statements as the purchase of the Mortgage Loans by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes. The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

            SECTION 3 Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver or cause to be delivered to the Trustee or a Custodian appointed thereby on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser to the Trustee with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such
Section 2.01; provided that the Seller shall not be required to deliver any draft documents, privileged communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

            (b) The Seller shall deliver to the Master Servicer within 10 business days after the Closing Date, documents and records that (i) relate to the servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates) and
(iii) are in possession or control of the Seller, together with (x) all unapplied Escrow Payments in the possession or under control of the Seller that relate to the Mortgage Loans and (y) a statement indicating which Escrow Payments are allocable to such Mortgage Loans); provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

            SECTION 4 Treatment as a Security Agreement. Pursuant to Section 1 hereof, the Seller has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans. The parties intend that such conveyance of the Seller's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-off Date, all other payments made in respect of such Mortgage Loans after the Cut-off Date (other than scheduled payments of principal and interest due on or before the Cut-off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

            SECTION 5 Covenants of the Seller. The Seller covenants with the Purchaser as follows:

            (a) except with respect to a Non-Serviced Mortgage Loan, it shall record or cause a third party to record in the appropriate public recording office for real property the assignments of the Mortgage Loans, assignments of assignment of leases, rents and profits and the assignments of Mortgage and each related UCC-2 and UCC-3 financing statement referred to in the definition of Mortgage File from the Seller to the Trustee in connection with the Pooling and Servicing Agreement; provided that, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no such assignments, assignments of Mortgage or financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. All out of pocket costs and expenses relating to the recordation or filing of such assignments, assignments of Mortgage and financing statements shall be paid by the Seller. If any such document or instrument is lost or returned unrecorded or unfilled, as the case may be, because of a defect therein, then the Seller shall prepare a substitute therefore or cure such defect of cause such to be done, as the case may be, and the Seller shall deliver such substitute or corrected document or instrument to the Trustee (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan).

            (b) it shall take any action reasonably required by the Purchaser, the Trustee or the Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans to the Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Servicer on behalf of the Trustee for the benefit of Certificateholders. Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Servicer, the Seller will cooperate with the reasonable requests of the Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Loan Documents. Notwithstanding the foregoing, this Section 5(b) shall not apply with respect to a Non-Serviced Mortgage Loan;

            (c) The Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CMSA Financial File and the CMSA Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement and the Supplemental Servicer Schedule;

            (d) if during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Offered Certificates in connection with sales of the Offered Certificates by an Underwriter or a dealer and the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing Date, which event causes the Seller Information previously provided to be incorrect or untrue, and which directly results in a material misstatement or omission in the Prospectus Supplement, including Annex A, Annex B or Annex C thereto and the CD-ROM and the Diskette included therewith (collectively, the "Public Offering Documents"), and as a result the Underwriters' legal counsel has determined that it is necessary to amend or supplement the Public Offering Documents in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or to make the Public Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Seller Information at the expense of the Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Underwriters, such amendments or supplements to the Public Offering Documents as may be necessary so that the statements in the Public Offering Documents, as so amended or supplemented, will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading and will comply with applicable law. (All terms under this clause (d) and not otherwise defined in this Agreement shall have the meanings set forth in the Indemnification Agreement, dated as of June 21, 2007, between the Seller and the Purchaser (the "Indemnification Agreement" and, together with this Agreement, the "Operative Documents")); and

            (e) for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser (or with respect to any Serviced Companion Loan that is deposited into another securitization, the depositor of such securitization) and the Paying Agent with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure set forth next the Seller's name on Exhibit U and Exhibit V of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement.

            SECTION 6 Representations and Warranties.

            (a) The Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

            (i) The Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution, delivery and performance under the Operative Documents and has duly executed and delivered this Agreement and the Indemnification Agreement, and has the power and authority to execute, deliver and perform under this Agreement and each other Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of each Operative Document by each party thereto other than the Seller, each Operative Document will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller's organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller's assets or property, in each case which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

            (iv) There is no action, suit, proceeding or investigation pending or, to the Seller's knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

            (v) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in Seller's good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in Seller's good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller;

            (vii) The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction; and

            (viii) The Mortgage Loans were originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority.

            (b) The Purchaser represents and warrants to the Seller as of the Closing Date that:

            (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser's organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser's assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

            (iv) There is no action, suit, proceeding or investigation pending or, to the Purchaser's knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

            (v) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document;

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser.

            (c) The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B as of the Closing Date or other date set forth in Exhibit B, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C; provided that the Seller expressly does not make any Multifamily Representation with respect to any Mortgage Loan that is not in the Multifamily Loan Group. As used in Exhibit B, the term "Multifamily Loan Group" shall mean a loan group comprised of the multifamily mortgages and mortgages on manufactured housing parks identified as Loan Group 2 on the Mortgage Loan Schedule. The term "Multifamily Representation" shall mean each of the representations and warranties made by the Seller with respect to any Mortgage Loan in the Multifamily Loan Group in clause (48) of Exhibit B.

            (d) Pursuant to the Pooling and Servicing Agreement, if any party thereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a "Breach"), such party is required to give prompt written notice thereof to the Seller.

            (e) If any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects (or, in the case of a breach of any Multifamily Representation, is deemed to materially and adversely affect) the value of the Mortgage Loan or the related Mortgaged Property or the interests of the Certificateholders therein, then such Document Defect shall constitute a "Material Document Defect" or such Breach shall constitute a "Material Breach," as the case may be. Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by any party hereto, as provided above), the Seller, not later than 90 days from the earlier of the Seller's discovery or receipt of notice of such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days of any party discovering such Material Document Defect or Material Breach provided the Seller receives notice thereof in a timely manner), cure the same in all material respects (which cure shall include payment of any Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within such 90 day period, repurchase the affected Mortgage Loan or any related REO Property at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account (or, in the case of a Non-Serviced Mortgage Loan or an REO Property that relates to a Non-Serviced Mortgage Loan, to the related REO Account); provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90 day period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90 day period, then the Seller shall have an additional 90 days to complete such cure or, in the event of a failure to so cure, to complete such repurchase (it being understood and agreed that, in connection with the Seller's receiving such additional 90 day period, the Seller shall deliver an Officer's Certificate to the Trustee setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90 day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90 day period); and provided, further, that, if any such Material Document Defect is still not cured after the initial 90 day period and any such additional 90 day period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure and repurchase obligations in respect of such Document Defect so long as the Seller certifies to the Trustee every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure or repurchase may continue beyond the second anniversary of the Closing Date. Any such repurchase of a Mortgage Loan shall be on a servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a breach or a document defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser. For purposes of this Section 6(e) and other related provisions of this Agreement, a breach of any Multifamily Representation with respect to a Mortgage Loan in the Multifamily Loan Group shall be deemed to materially and adversely affect the value of the Mortgage Loan or the related Mortgaged Property or the interests of the Certificateholders in such Mortgage Loan and shall constitute a Material Breach.

            (f) In connection with any repurchase of a Mortgage Loan pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that, subject to Section 3.26 of the Pooling and Servicing Agreement, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer's Certificate to the effect that the requirements for repurchase have been satisfied.

            (g) The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Notes or Assignment of Mortgage or the examination of the Mortgage Files.

            (h) Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c). The Seller's obligation to cure any breach or repurchase or substitute any affected Mortgage Loan pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a breach of any of the Seller's representations or warranties contained in this Section 6(c); provided, however, that no limitation of remedy is implied with respect to the Seller's breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

            SECTION 7 Review of Mortgage File. The Purchaser shall require the Trustee or the Custodian pursuant to the Pooling and Servicing Agreement to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

            SECTION 8 Conditions to Closing. The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the purchase price for the Mortgage Loans as contemplated by Section 1. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

            (a) Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date, and no event shall have occurred as of the Closing Date which would constitute a default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D.

            The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Underwriters and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

            (b) The Purchaser shall have received the following additional closing documents:

            (i) copies of the Seller's Articles of Association, charter, by-laws or other organizational documents and all amendments, revisions, restatements and supplements thereof, certified as of a recent date by the Secretary of the Seller;

            (ii) a certificate as of a recent date of the Secretary of State of the State of New York to the effect that the Seller is duly organized, existing and in good standing in the State of New York;

            (iii) an opinion of counsel of the Seller, subject to customary exceptions and carve-outs, in form substantially similar to the opinions set forth in Exhibit E, acceptable to the Underwriters and each Rating Agency; and

            (iv) a letter from counsel of the Seller to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that the Prospectus Supplement as of the date thereof or as of the Closing Date contains, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading.

            (c) The Offered Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement. The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

            (d) The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

            (e) The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

            SECTION 9 Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree. The parties hereto agree that time is of the essence with respect to this Agreement.

            SECTION 10 Expenses. The Seller will pay its pro rata share (the Seller's pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents as to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing,) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Prospectus, the Offering Circular (as defined in the Indemnification Agreement) and any related 8-K Information (as defined in the Underwriting Agreement), including the cost of obtaining any "comfort letters" with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement and Prospectus and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Prospectus and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; and (ix) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Purchaser and the Underwriters.

            SECTION 11 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

            SECTION 12 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 13 No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 14.

            SECTION 14 Assignment. The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders. The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their permitted successors and assigns. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

            SECTION 15 Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if sent to the Purchaser, will be mailed, hand delivered, couriered or sent by facsimile transmission to it at 85 Broad Street, New York, New York 10004, to the attention of Emily Brooks Garriott, fax number (212) 346-3594, with a copy to David Stiepleman, fax number
(212) 428-3141, (ii) if sent to the Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission and confirmed to it at Goldman Sachs Mortgage Company, 85 Broad Street, New York, New York 10004, to the attention of Emily Brooks Garriott, fax number (212) 346-3594, with a copy to David Stiepleman, Esq., fax number (212) 428-3141 and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

            SECTION 16 Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

            SECTION 17 Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

            SECTION 18 Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

            SECTION 19 No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party's behalf.

            SECTION 20 Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

            SECTION 21 Further Assurances. The Seller and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.

                                   * * * * * *

            IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    GS MORTGAGE SECURITIES CORPORATION II


                                    By:   /s/ Leo Huang
                                       -----------------------------------------
                                       Name:  Leo Huang
                                       Title: CFO


                                    GOLDMAN SACHS MORTGAGE COMPANY


                                    By: Goldman Sachs Real Estate Funding Corp.,
                                        its General Partner


                                    By:   /s/ Leo Huang
                                       -----------------------------------------
                                       Name:  Leo Huang
                                       Title: Vice President

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

2007-GG10 Goldman Mortgage Loan Schedule

Control                Loan            Loan
Number     Footnotes   Number          Group     Property Name
--------   ---------   -------------   -------   -------------------------------------
1                      00-1001221      Group 1   Shorenstein Portland Portfolio
1.01                   00-1001221-1    Group 1   Lincoln Center
1.02                   00-1001221-2    Group 1   Kruse Woods
1.03                   00-1001221-3    Group 1   Nimbus Corporate Center
1.04                   00-1001221-4    Group 1   Congress Center
1.05                   00-1001221-5    Group 1   Kruse Woods V
1.06                   00-1001221-6    Group 1   Umpqua Bank Plaza
1.07                   00-1001221-7    Group 1   5800 & 6000 Meadows
1.08                   00-1001221-8    Group 1   River Forum 1 & 2
1.09                   00-1001221-9    Group 1   4900 & 5000 Meadows Road
1.10                   00-1001221-10   Group 1   4949 Meadows Road
1.11                   00-1001221-11   Group 1   4000 Kruse Way Place
1.12                   00-1001221-12   Group 1   Kruse Oaks II
1.13                   00-1001221-13   Group 1   Kruse Oaks I
1.14                   00-1001221-14   Group 1   Kruse Way Plaza I & II
1.15                   00-1001221-15   Group 1   4800 Meadows Road
1.16                   00-1001221-16   Group 1   4004 Kruse Way Place
6                  3   00-1001220      Group 1   Two Herald Square
15                 8   09-0001224      Group 2   Lynnewood Gardens
17                     00-1001223      Group 1   CARS Chauncey Ranch
21                     09-0002579      Group 1   State House Square
27                     09-0002554      Group 1   Penn Center East
32                     09-0002629      Group 1   Rosemont Commons
38                     09-0002623      Group 1   One Financial Plaza
40                     09-0002661      Group 1   200 Meeting Street
47                     09-0002614      Group 1   Magnolia Hotel Denver
48                     09-0002595      Group 1   Ballantyne Resort
49                 4   09-0002608      Group 1   Bingham Office Center
57             7, 17   09-0002594      Group 1   Park Building
58                     09-0002626      Group 1   Montvale Center
61                     09-0002556      Group 1   Skypark Plaza Shopping Center
64                     09-0002537      Group 1   Shoppes at Centre Pointe
69                     09-0002591      Group 1   Marketplace at the Lakes
72                18   09-0002642      Group 1   Lehigh Valley Buildings
74                     09-0002625      Group 2   Avalon Peaks
75                     09-0002612      Group 2   Harbor Club Apartments
78                     09-0002265      Group 1   Pasadena Medical
79                     09-0002552      Group 1   Horizon Town Center
81                     09-0002618      Group 1   Plaza Rancho Del Oro Shopping Center
82                     09-0002589      Group 1   Energy Park Place & Energy Park Drive
84                     09-0002575      Group 1   Embassy Suites Hotel
89                     09-0002550      Group 1   Garden View Medical Plaza
90                19   09-0002581      Group 1   Southern Highlands Corporate Center
91                     09-0002592      Group 2   Keystone Apartments
92                     09-0002647      Group 1   Mira Loma Shopping Center
93                     09-0002560      Group 1   Marketplace at South River Colony
94                     09-0002613      Group 2   Rocca Apartments
95                     09-0002636      Group 1   Drug Store Portfolio
95.01                  09-0002636-1    Group 1   Fayette Town Center
95.02                  09-0002636-2    Group 1   Eckerd's
95.03                  09-0002636-3    Group 1   Walgreens
95.04                  09-0002636-4    Group 1   CVS
96                     09-0002628      Group 1   Arrowhead Creekside
97                     09-0002576      Group 1   Boulevard Center II
98                     09-0002500      Group 1   Bethel Station
99                     09-0002633      Group 1   Medlock Corners
100                    09-0002584      Group 1   Westside Plaza
102                7   09-0002564      Group 1   Foothill Village Oaks
107                    09-0002434      Group 1   Manchester Stadium 16
109                    09-0002639      Group 1   ANC Corporate Center II
110                    09-0002606      Group 1   Vista Palomar Park
111                    09-0002538      Group 1   Bergen Village
112                    09-0002632      Group 1   Ashley Furniture and Gordmans
116                4   09-0002648      Group 1   Homewood Suites
117                    09-0002539      Group 1   Plantation Plaza Shopping Center
120                    09-0002582      Group 2   Summerhill Place Apartments
121                    09-0002657      Group 1   Parkway Center
125                    09-0002610      Group 1   15th & Spruce
126                    09-0002586      Group 1   530 New Waverly Place
127                    09-0002602      Group 1   Liberty Park
129                    09-0002559      Group 1   Corporate Lakes I
130                    09-0002570      Group 1   Highlands Ranch Marketplace
131                    09-0002619      Group 1   Quail Plaza
132                    09-0002578      Group 1   Canyon Creek Plaza
133                    09-0002540      Group 1   Siskey Building
134                    09-0002481      Group 1   Gold's Gym
135                    09-0002547      Group 1   Barker Cypress Market Place
136                7   09-0002493      Group 1   Zane Business Center
140                    09-0002419      Group 1   Norman Silbert MAB
142                    09-0002557      Group 1   1210 Broadway
145                    09-0002511      Group 1   Val Vista Gateway Center
146                    09-0002580      Group 1   Braddock Hills Shopping Center
147               20   09-2001024      Group 1   Joppatowne Plaza
148                    09-0002553      Group 1   3003 East Third Avenue
149                    09-0002563      Group 1   361 Centennial Parkway
150               15   09-0002525      Group 1   KLC Shopping Center
151               15   09-0002526      Group 1   Normandy Center
152                4   09-0002643      Group 1   Festival Foods
153                    09-0002546      Group 1   633 Germantown Pike
154                4   09-0002508      Group 1   JMS Portfolio
154.01                 09-0002508-1    Group 1   Medical Arts
154.02                 09-0002508-2    Group 1   Isaac Building
154.03                 09-0002508-3    Group 1   Weatherfield Building
157                    09-0002551      Group 1   2929 Oaks at Turtle Creek
158                    09-0002585      Group 1   Centre Drive MAB
160                    09-0002634      Group 1   Stevens Office Building
161                    09-0002604      Group 1   Chandler Medical
162                    09-0002599      Group 1   Woodlands Crossing
164                    09-0002534      Group 1   1350 Carlback Avenue
165                    09-0002568      Group 1   53 Church Hill Road
167                5   09-0002558      Group 2   Laurel Theater Apartments
168                    09-0002577      Group 1   Foundry
171                4   09-0002574      Group 1   Berkshire Office Building
172                    09-0002605      Group 1   1000 Boulders Parkway
173                    09-0002607      Group 1   Snowden Square Shopping Center
176                    09-0002513      Group 1   Heritage Trace Center
178                    09-0002405      Group 1   Tracy Marketplace Plaza V
180                7   09-0002571      Group 1   Three Rivers Office
181                    09-0002635      Group 1   North Star Square
183                    09-0002583      Group 1   Birch Street Office Building
184                    09-0002645      Group 1   Gold Creek Marketplace
185                    09-0002587      Group 1   Horseshoe Center
186                    09-0002565      Group 1   Starbucks & FedEx Center
187                    09-0002615      Group 1   Belfair Towne Center
191                    09-0002555      Group 1   Foley Retail Center
196                    09-0002473      Group 1   Rite Aid - Summit
197                    09-0002611      Group 1   1601 Pearl Street
198                    09-0002569      Group 1   Desert Glen Center
200                    09-0002460      Group 1   Florida City Shops

Control
Number     Address                                                                 City
--------   ---------------------------------------------------------------------   ----------------
1
1.01       10200-10500 Southwest Greenburg Road                                    Portland
1.02       5285, 5335, 5665 and 5005 Southwest Meadows Road                        Lake Oswego
1.03       9740 Southwest Nimbus Drive                                             Beaverton
1.04       1001 Southwest Fifth Avenue                                             Portland
1.05       5885 Meadows Road                                                       Lake Oswego
1.06       One Southwest Columbia Street                                           Portland
1.07       5800 & 6000 Southwest Meadows Road                                      Lake Oswego
1.08       4380-4386 Southwest Macadam Avenue                                      Portland
1.09       4900 & 5000 Meadows Road                                                Lake Oswego
1.10       4949 Meadows Road                                                       Lake Oswego
1.11       4000 Southwest Kruse Way Place                                          Lake Oswego
1.12       5300 Southwest Meadows Road                                             Lake Oswego
1.13       5300 Southwest Meadows Road                                             Lake Oswego
1.14       4500 and 4550 Southwest Kruse Way                                       Lake Oswego
1.15       4800 Meadows Road                                                       Lake Oswego
1.16       4004 Kruse Way Place                                                    Lake Oswego
6          1328 Broadway                                                           New York
15         2047 Mathers Way                                                        Elkins Park
17         18000-18118 North Scottsdale Road and 7100 Chauncey Drive               Phoenix
21         10-90 State House Square                                                Hartford
27         100-700 Penn Center Boulevard                                           Pittsburgh
32         3750-I West Market Street                                               Fairlawn
38         One Financial Plaza                                                     Providence
40         200 Meeting Street                                                      Charleston
47         818 17th Street                                                         Denver
48         10000 Ballantyne Commons Parkway                                        Charlotte
49         30600-30800 Telegraph Road                                              Bingham Farms
57         101 North Cherry Street                                                 Winston-Salem
58         18310 Montgomery Village Avenue                                         Gaithersburg
61         2481, 2483 and 2485 Notre Dame Boulevard                                Chico
64         4950 Centre Pointe Boulevard                                            North Charleston
69         940-970 Lakes Drive                                                     West Covina
72         861, 871, 881, & 894 Marcon Boulevard and 2200 and 2202 Irving Street   Allentown
74         2000 Kiftsgate Lane                                                     Apex
75         26 Cheswold Boulevard                                                   Newark
78         630 South Raymond Avenue                                                Pasadena
79         1201, 1211-1331, & 1411 South Boulder Highway                           Henderson
81         4120-4196 Oceanside Boulevard                                           Oceanside
82         1400-1410 Energy Park Drive and 1350-1380 Energy Lane                   St. Paul
84         110 Calle del Norte                                                     Laredo
89         1200 Garden View Road                                                   Encinitas
90         11411 Southern Highlands Parkway                                        Las Vegas
91         1369 Hyde Street                                                        San Francisco
92         3304-3380 South McCarran Boulevard                                      Reno
93         3213 - 3295 Solomons Island Road                                        Edgewater
94         3280 Northside Parkway                                                  Atlanta
95
95.01      111 West Reynolds Road                                                  Lexington
95.02      1616 Black River Boulevard North                                        Rome
95.03      1001 Southwest Topeka Boulevard                                         Topeka
95.04      237 East Pipeline Road                                                  Bedford
96         7200 West Bell Road                                                     Glendale
97         1545-1595 South Colorado Boulevard                                      Denver
98         22219-22311 Mountain Highway East                                       Spanaway
99         5805 State Bridge Road                                                  Duluth
100        2305-2349 Augusta Road                                                  West Columbia
102        5110, 5140, 5170 and 5180 Foothills Boulevard                           Roseville
107        2055 East Shields Avenue                                                Fresno
109        701 North Green Valley Parkway                                          Henderson
110        3211 - 3281 Business Park Drive                                         Vista
111        1240-1262 Bergen Parkway                                                Evergreen
112        4731 and 4741 West Lawrence Street                                      Grand Chute
116        1495 Equity Drive                                                       Troy
117        2750 Race Track Road                                                    Jacksonville
120        6801 West Ocotillo Road                                                 Glendale
121        537, 541 & 549 West Highlands Ranch Parkway                             Highlands Ranch
125        1434 Spruce Street                                                      Boulder
126        530 New Waverly Place                                                   Cary
127        371 Northeast Gilman Boulevard                                          Issaquah
129        2525 Cabot Drive                                                        Lisle
130        9401-9473 South University Boulevard                                    Highlands Ranch
131        2611 & 2621 Coors Boulevard Northwest                                   Albuquerque
132        200 West Campbell Road                                                  Richardson
133        4521 Sharon Road                                                        Charlotte
134        9282 Allen Road                                                         West Chester
135        17817 FM 529 and 6960 Barker Cypress Road                               Houston
136        6500 & 6510 Zane Avenue North                                           Brooklyn Park
140        222 High Street                                                         Newton
142        1210-1224 Broadway                                                      Chula Vista
145        1959 South Val Vista Drive                                              Mesa
146        254 Yost Boulevard                                                      Pittsburgh
147        1000 Joppa Farm Road                                                    Joppatowne
148        3003 East Third Avenue                                                  Denver
149        361 Centennial Parkway                                                  Louisville
150        8700 SW 137th Avenue                                                    Miami
151        957, 969 and 1111 Normandy Drive                                        Miami Beach
152        3007 Mall Drive                                                         Eau Claire
153        633 Germantown Pike                                                     Plymouth Meeting
154
154.01     4041 West Sylvania Avenue                                               Toledo
154.02     1645 Indian Wood Circle                                                 Maumee
154.03     6535-6541 Weatherfield Court                                            Maumee
157        2929 Carlisle Street                                                    Dallas
158        18 Centre Drive                                                         Monroe Township
160        5100 Eastpark Boulevard                                                 Madison
161        655 South Dobson Road                                                   Chandler
162        2625 South Woodlands Village Boulevard                                  Flagstaff
164        1350 Carlback Avenue                                                    Walnut Creek
165        53 Church Hill Road                                                     Newtown
167        1500 Laurel Street and 1275 White Oak Way                               San Carlos
168        432 North Franklin Street                                               Syracuse
171        501 Washington Street                                                   Reading
172        1000 Boulders Parkway                                                   Richmond
173        9021 Snowden Square Drive                                               Columbia
176        4200, 4224, 4232 and 4240 Heritage Trace Parkway                        Keller
178        3208-3218 West Grant Line Road                                          Tracy
180        2 Copeland Avenue                                                       La Crosse
181        8507 North McCullough Avenue                                            San Antonio
183        20341 Birch Street                                                      Newport Beach
184        210 & 240 South Elizabeth Street                                        Elizabeth
185        727 Louisville Road                                                     Alcoa
186        187 North Pioneer Road                                                  Fond du Lac
187        27 Towne Drive                                                          Bluffton
191        151-171 and 201-225 West 9th Avenue                                     Foley
196        4861 North Summit Street                                                Toledo
197        1601 Pearl Street                                                       Boulder
198        5350 West Bell Road                                                     Glendale
200        33521 South Dixie Highway                                               Florida City

                                                      Monthly         Gross       Remaining
Control                                Cut-Off Date   Debt            Interest    Term To
Number     State            Zip Code   Balance ($)    Service ($)     Rate (%)    Maturity (Mos.)   Maturity Date
--------   --------------   --------   ------------   -------------   --------    ---------------   -------------
1                                       697,200,000    3,284,199.33    5.56000%               117   4/6/2017
1.01       Oregon              97223
1.02       Oregon              97035
1.03       Oregon              97008
1.04       Oregon              97204
1.05       Oregon              97035
1.06       Oregon              97258
1.07       Oregon              97035
1.08       Oregon              97239
1.09       Oregon              97035
1.10       Oregon              97035
1.11       Oregon              97035
1.12       Oregon              97035
1.13       Oregon              97035
1.14       Oregon              97035
1.15       Oregon              97035
1.16       Oregon              97035
6          New York            10001    191,250,000      868,163.44    5.35800%               117   4/6/2017
15         Pennsylvania        19027    129,500,000      665,752.31    6.06800%               119   6/6/2017
17         Arizona             85054    120,000,000      616,710.00    6.06600%                58   5/6/2012
21         Connecticut         06103     87,550,000      459,509.82    6.19500%               115   2/6/2017
27         Pennsylvania        15235     61,500,000      306,789.33    5.88800%                57   4/6/2012
32         Ohio                44333     55,500,000      266,561.10    5.66900%               119   6/6/2017
38         Rhode Island        02903     51,750,000      259,116.56    5.91000%               119   6/6/2017
40         South Carolina      29401     46,000,000      223,310.83    5.73000%               119   6/6/2017
47         Colorado            80202     35,800,000      209,146.57    5.76000%               118   5/6/2017
48         North Carolina      28277     35,500,000      169,931.60    5.65000%               119   6/6/2017
49         Michigan            48025     35,000,000      207,821.79    5.91000%               118   5/1/2017
57         North Carolina      27101     26,000,000      149,588.58    5.62000%               118   5/6/2017
58         Maryland            20879     25,000,000      125,600.69    5.93000%                59   6/6/2012
61         California          95928     23,250,000      110,505.31    5.61000%               117   4/6/2017
64         South Carolina      29418     23,000,000      134,514.12    5.77000%               117   4/6/2017
69         California          91790     20,800,000       96,041.11    5.45000%               118   5/6/2017
72         Pennsylvania        18109     18,800,000       96,522.33    6.06000%                83   6/6/2014
74         North Carolina      27539     18,350,000       89,392.53    5.75000%               119   6/6/2017
75         Delaware            19713     18,000,000       81,282.50    5.33000%               119   6/6/2017
78         California          91105     17,840,000       91,593.53    6.06000%                81   4/6/2014
79         Nevada              89015     17,600,000       86,335.33    5.79000%               117   4/6/2017
81         California          92056     16,600,000       78,335.86    5.57000%               119   6/6/2017
82         Minnesota           55108     16,250,000       79,713.02    5.79000%               118   5/1/2017
84         Texas               78041     16,000,000       93,676.82    5.78000%               118   5/6/2017
89         California          92024     15,225,165       90,793.70    5.95000%               115   2/6/2017
90         Nevada              89141     15,000,000       70,658.33    5.56000%               118   5/1/2017
91         California          94109     15,000,000       69,895.83    5.50000%               118   5/6/2017
92         Nevada              89502     14,880,000       69,462.73    5.51000%               118   5/6/2017
93         Maryland            21037     14,500,000       69,040.14    5.62000%               117   4/6/2017
94         Georgia             30327     14,500,000       66,214.65    5.39000%                59   6/1/2012
95                                       14,500,000       72,602.71    5.91000%               119   6/6/2017
95.01      Kentucky            40503
95.02      New York            13440
95.03      Kansas              66612
95.04      Texas               76022
96         Arizona             85308     14,500,000       68,917.29    5.61000%               119   6/6/2017
97         Colorado            80222     14,250,000       67,004.69    5.55000%               118   5/1/2017
98         Washington          98387     14,000,000       67,133.89    5.66000%               130   5/6/2018
99         Georgia             30097     14,000,000       66,185.00    5.58000%               119   6/6/2017
100        South Carolina      29169     13,200,000       77,451.40    5.80000%               116   3/6/2017
102        California          95747     12,600,000       71,937.18    5.55000%               117   4/6/2017
107        California          93726     11,815,937       76,954.86    6.07000%               117   4/6/2017
109        Nevada              89074     11,100,000       52,099.08    5.54000%               119   6/1/2017
110        California          92081     11,100,000       64,003.02    5.64000%               118   5/6/2017
111        Colorado            80439     11,000,000       64,683.00    5.82000%               116   3/6/2017
112        Wisconsin           54914     10,760,000       52,235.32    5.73000%               119   6/1/2017
116        Michigan            48084     10,500,000       50,795.21    5.71000%               118   5/6/2017
117        Florida             32259     10,500,000       47,592.71    5.35000%               116   3/6/2017
120        Arizona             85303     10,000,000       47,105.56    5.56000%                81   4/6/2014
121        Colorado            80129      9,300,000       44,438.50    5.64000%               118   5/6/2017
125        Colorado            80302      8,600,000       50,187.27    5.75000%               119   6/6/2017
126        North Carolina      27518      8,600,000       43,643.81    5.99000%                82   5/6/2014
127        Washington          98027      8,600,000       40,365.06    5.54000%               118   5/6/2017
129        Illinois            60532      8,500,000       40,183.75    5.58000%               117   4/6/2017
130        Colorado            80126      8,350,000       38,908.68    5.50000%               118   5/6/2017
131        New Mexico          87120      8,160,000       38,922.07    5.63000%               119   6/6/2017
132        Texas               75080      8,100,000       46,092.60    5.52000%               117   4/6/2017
133        North Carolina      28211      7,900,000       36,075.57    5.39000%               116   3/6/2017
134        Ohio                45069      7,854,591       49,556.29    5.72000%               116   3/6/2017
135        Texas               77095      7,760,000       36,816.89    5.60000%               116   3/6/2017
136        Minnesota           55429      7,700,000       45,179.98    5.80000%               118   5/6/2017
140        New Jersey          07860      7,200,000       40,790.51    5.48000%               117   4/6/2017
142        California          91911      7,150,000       34,770.85    5.74000%               117   4/6/2017
145        Arizona             85204      7,000,000       40,716.80    5.72000%               115   2/6/2017
146        Pennsylvania        15221      7,000,000       32,973.89    5.56000%               117   4/6/2017
147        Maryland            21085      6,987,541       42,510.10    6.12000%               118   5/6/2017
148        Colorado            80206      6,850,000       39,714.03    5.69000%               116   3/6/2017
149        Colorado            80027      6,850,000       40,323.54    5.83000%               117   4/6/2017
150        Florida             33183      4,100,000       19,730.11    5.68000%                57   4/6/2012
151        Florida             33141      2,625,000       12,520.89    5.63000%                57   4/6/2012
152        Wisconsin           54701      6,712,000       38,570.29    5.60900%               119   6/1/2017
153        Pennsylvania        19462      6,600,000       37,722.91    5.56000%               116   3/6/2017
154                                       6,440,000       37,623.01    5.76000%               116   3/6/2017
154.01     Ohio                43623
154.02     Ohio                43537
154.03     Ohio                43537
157        Texas               75204      6,100,000       30,336.49    5.87000%               116   3/6/2017
158        New Jersey          08831      6,000,000       34,406.91    5.59000%               118   5/6/2017
160        Wisconsin           53718      5,900,000       33,945.10    5.62000%               119   6/1/2017
161        Arizona             85224      5,865,600       33,929.07    5.67000%               119   6/6/2017
162        Arizona             86001      5,850,000       27,259.38    5.50000%               119   6/6/2017
164        California          94596      5,500,000       31,991.77    5.72000%               116   3/6/2017
165        Connecticut         06470      5,500,000       31,678.47    5.63000%               118   5/1/2017
167        California          94070      5,350,000       31,017.53    5.69000%               116   3/1/2017
168        New York            13204      5,346,305       30,893.66    5.65000%               119   6/1/2017
171        Pennsylvania        19601      4,800,000       27,646.67    5.63000%               117   4/6/2017
172        Virginia            23225      4,800,000       27,828.81    5.69000%               119   6/6/2017
173        Maryland            21046      4,700,000       27,189.53    5.67000%               119   6/6/2017
176        Texas               76248      4,422,451       25,685.43    5.67000%               116   3/6/2017
178        California          95304      4,250,000       24,398.36    5.60000%               117   4/1/2017
180        Wisconsin           54603      4,100,000       24,187.58    5.85000%               118   5/1/2017
181        Texas               78216      4,040,000       23,679.10    5.79000%               118   5/6/2017
183        California          92660      3,900,000       18,569.42    5.62000%               118   5/6/2017
184        Colorado            80107      3,837,000       18,757.07    5.77000%               119   6/1/2017
185        Tennessee           37701      3,800,000       18,447.42    5.73000%               119   6/6/2017
186        Wisconsin           54935      3,655,000       17,340.94    5.60000%               117   4/6/2017
187        South Carolina      29910      3,600,000       21,077.28    5.78000%               117   4/6/2017
191        Alabama             36535      3,450,000       19,653.70    5.53000%               117   4/6/2017
196        Ohio                43611      2,913,763       17,162.53    5.80000%               116   3/6/2017
197        Colorado            80302      2,800,000       16,340.04    5.75000%               119   6/6/2017
198        Arizona             85308      2,680,000       12,488.06    5.50000%               118   5/6/2017
200        Florida             33034      1,900,000        9,416.88    5.85000%               116   3/6/2017

           Remaining           Interest
Control    Amortization Term   Accrual      Subservicing   Servicing       Administrative    Ground      Mortgage
Number     (Mos.)              Method       Fee Rate (%)   Fee Rate (%)    Fee Rate (%)      Lease Y/N   Loan Seller
--------   -----------------   ----------   ------------   ------------    --------------    ---------   -----------
1                          0   Actual/360                       0.02000%          0.02025%   No          GSMC
1.01                                                                                         No
1.02                                                                                         Yes
1.03                                                                                         No
1.04                                                                                         Yes
1.05                                                                                         No
1.06                                                                                         No
1.07                                                                                         No
1.08                                                                                         No
1.09                                                                                         Yes
1.10                                                                                         Yes
1.11                                                                                         No
1.12                                                                                         No
1.13                                                                                         Yes
1.14                                                                                         No
1.15                                                                                         Yes
1.16                                                                                         No
6                          0   Actual/360                       0.02000%          0.02025%   No          GSMC
15                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
17                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
21                         0   Actual/360        0.01000%       0.01000%          0.02025%   Yes         GSMC
27                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
32                         0   Actual/360        0.05000%       0.02000%          0.07025%   No          GSMC
38                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
40                         0   Actual/360        0.02000%       0.02000%          0.04025%   No          GSMC
47                       360   Actual/360                       0.02000%          0.02025%   No          GSMC
48                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
49                       360   Actual/360        0.04000%       0.02000%          0.06025%   No          GSMC
57                       360   Actual/360                       0.02000%          0.02025%   No          GSMC
58                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
61                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
64                       360   Actual/360                       0.02000%          0.02025%   No          GSMC
69                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
72                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
74                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
75                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
78                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
79                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
81                         0   Actual/360        0.02000%       0.02000%          0.04025%   Yes         GSMC
82                         0   Actual/360        0.04000%       0.02000%          0.06025%   No          GSMC
84                       360   Actual/360                       0.02000%          0.02025%   No          GSMC
89                       360   Actual/360        0.05000%       0.02000%          0.07025%   No          GSMC
90                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
91                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
92                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
93                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
94                         0   Actual/360        0.01000%       0.02000%          0.03025%   No          GSMC
95                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
95.01                                                                                        No
95.02                                                                                        No
95.03                                                                                        No
95.04                                                                                        No
96                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
97                         0   Actual/360        0.03000%       0.02000%          0.05025%   No          GSMC
98                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
99                         0   Actual/360                       0.02000%          0.02025%   No          GSMC
100                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
102                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
107                      297   Actual/360                       0.02000%          0.02025%   Yes         GSMC
109                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
110                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
111                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
112                        0   Actual/360        0.04000%       0.02000%          0.06025%   No          GSMC
116                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
117                        0   Actual/360        0.02000%       0.02000%          0.04025%   No          GSMC
120                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
121                        0   Actual/360        0.05000%       0.02000%          0.07025%   No          GSMC
125                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
126                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
127                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
129                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
130                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
131                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
132                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
133                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
134                      296   Actual/360                       0.02000%          0.02025%   No          GSMC
135                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
136                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
140                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
142                        0   Actual/360        0.05000%       0.02000%          0.07025%   No          GSMC
145                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
146                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
147                      358   Actual/360                       0.02000%          0.02025%   No          GSMC
148                      360   Actual/360        0.05000%       0.02000%          0.07025%   Yes         GSMC
149                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
150                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
151                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
152                      360   Actual/360        0.04000%       0.02000%          0.06025%   No          GSMC
153                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
154                      360   Actual/360        0.05000%       0.02000%          0.07025%   No          GSMC
154.01                                                                                       No
154.02                                                                                       No
154.03                                                                                       No
157                        0   Actual/360        0.05000%       0.02000%          0.07025%   No          GSMC
158                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
160                      360   Actual/360        0.04000%       0.02000%          0.06025%   No          GSMC
161                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
162                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
164                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
165                      360   Actual/360        0.04000%       0.02000%          0.06025%   No          GSMC
167                      360   Actual/360        0.04000%       0.02000%          0.06025%   No          GSMC
168                      359   Actual/360        0.04000%       0.02000%          0.06025%   No          GSMC
171                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
172                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
173                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
176                      356   Actual/360                       0.02000%          0.02025%   No          GSMC
178                      360   Actual/360        0.02000%       0.02000%          0.04025%   No          GSMC
180                      360   Actual/360        0.04000%       0.02000%          0.06025%   No          GSMC
181                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
183                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
184                        0   Actual/360        0.07000%       0.02000%          0.09025%   No          GSMC
185                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
186                        0   Actual/360        0.05000%       0.02000%          0.07025%   No          GSMC
187                      360   Actual/360        0.05000%       0.02000%          0.07025%   No          GSMC
191                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
196                      356   Actual/360                       0.02000%          0.02025%   No          GSMC
197                      360   Actual/360                       0.02000%          0.02025%   No          GSMC
198                        0   Actual/360                       0.02000%          0.02025%   No          GSMC
200                        0   Actual/360                       0.02000%          0.02025%   No          GSMC

                                                                                 Crossed With
Control                                                                          Other Loans
Number     Prepayment Provision (1)                                              (Crossed Group)
--------   -------------------------------------------------------------------   ---------------
1          Lockout/27_Defeasance/89_0%/4
1.01
1.02
1.03
1.04
1.05
1.06
1.07
1.08
1.09
1.10
1.11
1.12
1.13
1.14
1.15
1.16
6          Lockout/26_Defeasance/89_0%/4
15         Lockout/25_Defeasance/90_0%/5
17         Lockout/26_Defeasance/30_0%/4
21         Lockout/28_Defeasance/86_0%/5
27         Lockout/27_Defeasance/26_0%/7
32         Lockout/25_Defeasance/88_0%/7
38         Lockout/25_Defeasance/91_0%/4
40         Lockout/25_Defeasance/91_0%/4
47         Lockout/26_Defeasance/90_0%/4
48         Lockout/25_Defeasance or Greater of Yield Maintenance or 1%/88_0%/7
49         Lockout/26_Defeasance/90_0%/4
57         Lockout/26_Defeasance/90_0%/4
58         Lockout/11_>Yield Maintenance or 1%/24_0%/25
61         Lockout/27_Defeasance/89_0%/4
64         Lockout/27_Defeasance/89_0%/4
69         Lockout/26_Defeasance/90_0%/4
72         Lockout/25_Defeasance/55_0%/4
74         Lockout/25_Defeasance/91_0%/4
75         Lockout/25_Defeasance/91_0%/4
78         Lockout/27_Defeasance/53_0%/4
79         Lockout/27_Defeasance/89_0%/4
81         Lockout/25_Defeasance/91_0%/4
82         Lockout/26_Defeasance/90_0%/4
84         Lockout/26_Defeasance/90_0%/4
89         Lockout/29_Defeasance/87_0%/4
90         Lockout/26_Defeasance/90_0%/4
91         Lockout/26_Defeasance/90_0%/4
92         Lockout/26_Defeasance/90_0%/4
93         Lockout/27_Defeasance/89_0%/4
94         Lockout/25_Defeasance/31_0%/4
95         Lockout/25_Defeasance/91_0%/4
95.01
95.02
95.03
95.04
96         Lockout/25_Defeasance/91_0%/4
97         Lockout/26_>Yield Maintenance or 1%/90_0%/4
98         Lockout/26_Defeasance/102_0%/4
99         Lockout/25_Defeasance/91_0%/4
100        Lockout/28_Defeasance/88_0%/4
102        Lockout/27_Defeasance/89_0%/4
107        Lockout/27_Defeasance/89_0%/4
109        Lockout/25_Defeasance/91_0%/4
110        Lockout/23_>Yield Maintenance or 1%/93_0%/4
111        Lockout/23_>Yield Maintenance or 1%/93_0%/4
112        Lockout/25_Defeasance/91_0%/4
116        Lockout/26_Defeasance/90_0%/4
117        Lockout/28_Defeasance or Greater of Yield Maintenance or 1%/88_0%/4
120        Lockout/27_Defeasance/53_0%/4
121        Lockout/26_Defeasance or Greater of Yield Maintenance or 1%/90_0%/4
125        Lockout/25_Defeasance/91_0%/4
126        Lockout/26_Defeasance/54_0%/4
127        Lockout/26_Defeasance/90_0%/4
129        Lockout/27_Defeasance/89_0%/4
130        Lockout/26_Defeasance/90_0%/4
131        Lockout/25_Defeasance/91_0%/4
132        Lockout/27_Defeasance/89_0%/4
133        Lockout/28_Defeasance/88_0%/4
134        Lockout/28_Defeasance/88_0%/4
135        Lockout/28_Defeasance/88_0%/4
136        Lockout/26_Defeasance/90_0%/4
140        Lockout/27_Defeasance/89_0%/4
142        Lockout/27_Defeasance/89_0%/4
145        Lockout/27_Defeasance/87_0%/4
146        Lockout/27_Defeasance/89_0%/4
147        Lockout/26_Defeasance/87_0%/7
148        Lockout/28_Defeasance/88_0%/4
149        Lockout/27_Defeasance or Greater of Yield Maintenance or 1%/89_0%/4
150        Lockout/27_Defeasance/29_0%/4                                         Group C
151        Lockout/27_Defeasance/29_0%/4                                         Group C
152        Lockout/25_Defeasance/91_0%/4
153        Lockout/28_Defeasance/88_0%/4
154        Lockout/28_Defeasance/88_0%/4
154.01
154.02
154.03
157        Lockout/28_Defeasance or Greater of Yield Maintenance or 1%/88_0%/4
158        Lockout/26_Defeasance/90_0%/4
160        Lockout/25_Defeasance/91_0%/4
161        Lockout/25_Defeasance/91_0%/4
162        Lockout/25_Defeasance/91_0%/4
164        Lockout/28_Defeasance/88_0%/4
165        Lockout/26_Defeasance/90_0%/4
167        Lockout/28_Defeasance/88_0%/4
168        Lockout/25_Defeasance/91_0%/4
171        Lockout/27_Defeasance/89_0%/4
172        Lockout/25_Defeasance/91_0%/4
173        Lockout/25_Defeasance/91_0%/4
176        Lockout/28_Defeasance/88_0%/4
178        Lockout/27_Defeasance/89_0%/4
180        Lockout/26_Defeasance/90_0%/4
181        Lockout/26_Defeasance/90_0%/4
183        Lockout/26_Defeasance/90_0%/4
184        Lockout/25_>Yield Maintenance or 1%/91_0%/4
185        Lockout/25_Defeasance/91_0%/4
186        Lockout/27_Defeasance or Greater of Yield Maintenance or 1%/89_0%/4
187        Lockout/27_Defeasance or Greater of Yield Maintenance or 1%/89_0%/4
191        Lockout/27_Defeasance/89_0%/4
196        Lockout/28_Defeasance/88_0%/4
197        Lockout/25_Defeasance/91_0%/4
198        Lockout/26_Defeasance/90_0%/4
200        Lockout/28_Defeasance/88_0%/4

                                              Companion Loan                    Remaining         Remaining
Control    Companion Loan   Companion Loan    Monthly          Companion Loan   Term To           Amortization Term
Number     Flag             Cut-off Balance   Payment          Interest Rate    Maturity (Mos.)   (Mos.)
--------   --------------   ---------------   --------------   --------------   ---------------   -----------------
1
1.01
1.02
1.03
1.04
1.05
1.06
1.07
1.08
1.09
1.10
1.11
1.12
1.13
1.14
1.15
1.16
6
15
17
21
27
32
38
40
47
48
49
57
58
61
64
69
72
74
75
78
79
81
82
84
89
90
91
92
93
94
95
95.01
95.02
95.03
95.04
96
97
98
99
100
102
107
109
110
111
112
116
117
120
121
125
126
127
129
130
131
132
133
134
135
136
140
142
145
146
147
148
149
150
151
152
153
154
154.01
154.02
154.03
157
158
160
161
162
164
165
167
168
171
172
173
176
178
180
181
183
184
185
186
187
191
196
197
198
200

                                                                                                  Subordinate
           Companion Loan   Subordinate      Subordinate       Subordinate       Subordinate      Companion Loan
Control    Servicing        Companion Loan   Companion Loan    Companion Loan    Companion Loan   Remaining Term To
Number     Fees             Flag             Cut-off Balance   Monthly Payment   Interest Rate    Maturity (Mos.)
--------   --------------   --------------   ---------------   ---------------   --------------   -----------------
1
1.01
1.02
1.03
1.04
1.05
1.06
1.07
1.08
1.09
1.10
1.11
1.12
1.13
1.14
1.15
1.16
6
15
17
21
27
32
38
40
47
48
49                          Yes                10,000,000.00         59,377.65          5.91000%                118
57
58
61
64
69
72
74
75
78
79
81
82
84
89
90
91
92
93
94
95
95.01
95.02
95.03
95.04
96
97
98
99
100
102
107
109
110
111
112
116                         Yes                 3,000,000.00         14,512.92          5.71000%                118
117
120
121
125
126
127
129
130
131
132
133
134
135
136
140
142
145
146
147
148
149
150
151
152                         Yes                   455,000.00          5,122.27         13.25000%                119
153
154                         Yes                   402,500.00          4,373.94         12.75000%                116
154.01
154.02
154.03
157
158
160
161
162
164
165
167
168
171                         Yes                   300,000.00          3,377.32         13.25000%                117
172
173
176
178
180
181
183
184
185
186
187
191
196
197
198
200

           Loan Remaining      Companion Loan
Control    Amortization Term   Servicing
Number     (Mos.)              Fees
--------   -----------------   -----------------------------------------------------------------------
1
1.01
1.02
1.03
1.04
1.05
1.06
1.07
1.08
1.09
1.10
1.11
1.12
1.13
1.14
1.15
1.16
6
15
17
21
27
32
38
40
47
48
49                       360                                                                   0.04000%
57
58
61
64
69
72
74
75
78
79
81
82
84
89
90
91
92
93
94
95
95.01
95.02
95.03
95.04
96
97
98
99
100
102
107
109
110
111
112
116                        0                                                                   0.01000%
117
120
121
125
126
127
129
130
131
132
133
134
135
136
140
142
145
146
147
148
149
150
151
152                      360   Currently 8bp and 5bp upon Securitization of Subordinate Companion Loan
153
154                      360   Currently 8bp and 5bp upon Securitization of Subordinate Companion Loan
154.01
154.02
154.03
157
158
160
161
162
164
165
167
168
171                      360   Currently 8bp and 5bp upon Securitization of Subordinate Companion Loan
172
173
176
178
180
181
183
184
185
186
187
191
196
197
198
200

1     The Open Period is inclusive of the Maturity Date.

2 Loan documents provide for defeasance of the mortgage loan at times during the yield maintenance period (subject to standard REMIC lockout and procedural guidelines).

3 Base Rental Revenue based on the average ground rent payments from years 11-20. The current DSCR based on the current rent payment of $9,000,000 per annum is 0.86x.

4 For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cut-off date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

5 The property has commercial tenants in occupancy, with the rent counting towards the NCF of the property.

6 The Cut-Off Date LTV was calculated using the March 2009 expected "as-stabilized" value of $202,000,000. The Cut-Off Date LTV based on the "as-is" value of $175 million and $30.543 million of reserves is 74.0%.

7 The Cut-Off Date LTV and DSCR figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

8 The Cut-Off Date LTV was calculated using the May 2009 expected "as-stabilized" value of $152,000,000. The Cut-Off Date LTV based on the "as-is" value of $137 million is 94.5%.

9 Interest rate equals 5.405% from closing through June 5, 2009; 5.770% through June 5, 2010; 5.960% through June 5, 2012; 6.240% through June 5, 2013; 6.910% thereafter. Debt Service shown and DSCR calculations are based on the first 12 months of debt service following the cut-off date calculated using an interest rate of 5.405%. The debt service coverage ratio based on the highest interest rate payable under the mortgage loan is 0.92x.

10 For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cut-off date principal balance for Franklin Mills includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of the pari passu mortgage that is not in the trust.

11 Amortization is based on a custom amortization schedule. Debt Service shown and DSCR calculations are based on the first 12 months of debt service following the cut-off date.

12 The mortgage loan documents provide, in the case of a permitted partial release of a portion of the mortgaged property, that the mortgage loan be partially defeased in the amount of $4,320,000, which partial defeasance (and corresponding partial release) may occur prior to the otherwise applicable lockout period.

13 Amortization is based on a custom amortization schedule. Debt Service shown and DSCR calculations are based on the first 12 months of debt service following the interest-only period.

14 The mortgage loan documents provide, in the case of a permitted partial release of a portion of the mortgaged property, that the mortgage loan be partially prepaid in the amount of not less than 115% of the allocated loan amount for the release parcel, which partial prepayment (and corresponding partial release) may occur prior to the otherwise applicable lockout period.

15    The DSCRs and LTV were calculated based on the total crossed balance.

16 $30,000,000 of the loan balance is interest-only and the remaining $2,000,000 amortizes on a 300-month schedule.

17 Republic Mortgage Insurance Company has a signed lease, but they will not start paying rent until June 2008. A cash reserve of $2.9 million and a $2.5 million letter of credit were established at the closing of the mortgage loan as additional security and to pay the monthly debt service until June 2008 when RMIC's lease is expected to commence. Monthly payments in the amount of $166,000 will be withdrawn from cash reserve to pay the monthly debt service on the mortgage loan until June 2008, and those payments were counted in the net cash flow from the related mortgaged property upon which the DSCR was calculated.

18 If the borrower makes the monthly payment through the Automated Clearing House Network, lender shall provide borrower with two days prior written notice prior to assessing any late fee.

19 The Cut-Off Date LTV was calculated using the July 28, 2007 expected "as-stabilized" value of $19,500,000. The Cut-Off Date LTV based on the "as-is" value of $17.6 million is 85.2%.

20 If the borrower makes the monthly payment through the Automated Clearing House Network, 24 hours notice is required for non-receipt of payment, upon which the borrower will have until the 9th day of the month before a Grace Period - Default occurs. Lender is required to give notice up to two times within a 12 month period, after the second notice, lender is no longer obligated to provide notice of a late payment.

                                    EXHIBIT B

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(1) Mortgage Loan Schedule. The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and accurate in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(2) Legal Compliance - Origination. The origination practices of the Seller have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit B.

(3) Good Title; Conveyance. Immediately prior to the sale, transfer and assignment to the Purchaser, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement or a pooling and servicing agreement. Upon consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest, other than the rights of a holder of a Companion Loan pursuant to a Co-Lender Agreement or pooling and servicing agreement.

(4) Future Advances. The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the Mortgaged Property), and there is no requirement for future advances thereunder by the mortgagee.

(5) Legal, Valid and Binding Obligation; Assignment of Leases. Each related Mortgage Note, Mortgage, Assignment of Leases (if contained in a document separate from the Mortgage) and other agreement that evidences or secures such Mortgage Loan and was executed in connection with such Mortgage Loan by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except
      (i) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Assignment of Leases (as set forth in the Mortgage or in a document separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan) establishes and creates a valid and enforceable first priority assignment of, or a valid first priority security interest in, the related Mortgagor's right to receive payments due under all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the Mortgaged Property, subject to any license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, and subject to the limitations set forth above. The related Mortgage Note, Mortgage and Assignment of Leases (if contained in a document separate from the Mortgage) contain no provision limiting the right or ability of the Seller to assign, transfer and convey the related Mortgage Loan to any other Person.

(6)   No Offset or Defense. Subject to the limitations set forth in paragraph
      (5), as of the date of its origination there was, and as of the Cut-off Date there is, no valid right of offset and no valid defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

(7) Assignment of Mortgage and Assignment of Assignment of Leases. Subject to the limitations set forth in paragraph (5), each assignment of Mortgage and assignment of Assignment of Leases from the Seller to the Trustee (or in the case of a Non-Serviced Trust Loan, the assignment in favor of the current holder of the mortgage) constitutes the legal, valid and binding assignment from the Seller; provided, if the related assignment of Mortgage and/or assignment of Assignment of Leases has been recorded in the name of MERS or its designee, no assignment of Mortgage and/or assignment of Assignment of Leases in favor of the Trustee has been prepared or delivered and instead, the Seller will take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Each related Mortgage and Assignment of Leases is freely assignable upon notice to but without the consent of the related Mortgagor. Any assignment of a Mortgage and assignment of Assignment of Leases are recorded (or have been submitted for recording) in the applicable jurisdiction.

(8) Mortgage Lien. Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (and/or Ground Lease, if applicable), subject to the limitations set forth in paragraph (5) and the following title exceptions (each such title exception, a "Title Exception", and collectively, the "Title Exceptions"): (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) the exceptions (general and specific) and exclusions set forth in the applicable Title Policy (described in paragraph (12) below) or appearing of record, (d) other matters to which like properties are commonly subject, (e) the right of tenants (whether under ground leases, space leases or operating leases) pertaining to the related Mortgaged Property and condominium declarations, (f) if such Mortgage Loan is cross-collateralized and cross-defaulted with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan and (g) if such Mortgage Loan is part of a Whole Loan, the rights of the holder of the related Companion Loan pursuant to a Co-Lender Agreement or pooling and servicing agreement, none of which exceptions described in clauses (a) - (g) above, individually or in the aggregate, materially and adversely interferes with
      (1) the current use of the Mortgaged Property, (2) the security intended to be provided by such Mortgage, (3) the Mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or (4) the value of the Mortgaged Property. The Mortgaged Property is free and clear of any mechanics' or other similar liens or claims which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy. To the Seller's actual knowledge no rights are outstanding that under applicable law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage, unless such lien is bonded over, escrowed for or covered by insurance.

(9) UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), UCC Financing Statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be; provided, if the related security agreement and/or UCC Financing Statement has been recorded in the name of MERS or its designee, no assignment of security agreement and/or UCC Financing Statement in favor of the Trustee has been prepared or delivered and instead, the Seller will take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Subject to the limitations set forth in paragraph (5), each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

(10) Taxes and Assessments. All real estate taxes and governmental assessments, or installments thereof, which could be a lien on the related Mortgaged Property and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(11) Condition of Mortgaged Property; No Condemnation. To the Seller's actual knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Cut-off Date, (a) each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and (b) there was no proceeding pending for the total or partial condemnation of such Mortgaged Property.

(12) Title Insurance. The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan (or in the case of a Mortgage Loan secured by multiple Mortgaged Properties an allocable portion thereof) is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction (the "Title Policy"), insuring the originator of the Mortgage Loan, its successors and assigns, subject only to the Title Exceptions; such originator or its successors or assigns is the named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Trustee as mortgagee of record (or, with respect to a Non-Serviced Trust Loan, the holder of the Mortgage); such policy, if issued, is in full force and effect and all premiums thereon have been paid; no claims have been made under such policy and the Seller has not done anything, by act or omission, and the Seller has no actual knowledge of any matter, which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required. The Title Policy contains no material exclusion for, or alternatively it insures (unless such coverage is unavailable in the relevant jurisdiction) (a) access to a public road or (b) against any loss due to encroachment of any material portion of the improvements thereon.

(13) Insurance. As of the Mortgage Loan origination date, and to the actual knowledge of the Seller, as of the Cut-off Date, all insurance coverage required under the related Mortgage Loan documents was in full force and effect. Each Mortgage Loan requires insurance in such amounts and covering such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, including requirements for
      (a) a fire and extended perils insurance policy, in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or
      (ii) the initial principal balance of the Mortgage Loan (or in the case of a Whole Loan, the outstanding principal balance of the Whole Loan), and in any event, the amount necessary to prevent operation of any co-insurance provisions, (b) except if such Mortgaged Property is operated as a mobile home park, business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Mortgaged Property (or in the case of a Mortgaged Property without any elevator, 6 months),
      (c) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders and (d) if such Mortgage Loan is secured by a Mortgaged Property (other than a manufactured housing property) located in "seismic zones" 3 or 4 in California, Nevada, Idaho, Oregon, Washington or Arkansas, a seismic assessment by an independent third party provider was conducted and if the seismic assessment (based on a 450-year lookback with a 10% probability of exceedance in a 50-year period) revealed a probable maximum loss equal to 20% or higher, earthquake insurance. To the actual knowledge of the Seller, as of the Cut-off Date, all premiums due and payable through the Closing Date have been paid and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, the related Mortgage Loan documents require that any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Mortgage Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The insurance policies each contain a standard mortgagee clause naming the Seller and its successors and assigns as loss payee or additional insured, as applicable, and each insurance policy provides that they are not terminable without 30 days prior written notice to the mortgagee (or, with respect to non-payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. The loan documents for each Mortgage Loan (a) require that the Mortgagor maintain insurance as described above or permit the mortgagee to require that the Mortgagor maintain insurance as described above, and (b) permit the mortgagee to purchase such insurance at the Mortgagor's expense if the Mortgagor fails to do so. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required.

(14) No Material Default. Other than payments due but not yet 30 days or more delinquent, (i) there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and (ii) to the Seller's actual knowledge, there is no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration (A) that specifically pertains to any matter otherwise covered in this Exhibit B (including any schedule or exhibit hereto), or (B) with respect to which: (1) the Seller has no actual knowledge and (2) written notice of the discovery thereof is not delivered to the Seller by the Trustee or the Master Servicer on or prior to the date occurring twelve (12) months after the Closing Date. The Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note, unless a written waiver to that effect is contained in the related Mortgage File being delivered pursuant to the Pooling and Servicing Agreement, and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage File, no Person or party other than the holder of such Mortgage Note (or with respect to a Non-Serviced Trust Loan, the applicable servicer as permitted by the applicable Lead PSA) may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

(15) Payment Record. As of the Closing Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

(16) Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(17)  Reserved.

(18) Qualified Mortgage. Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to Treasury Regulations Sections 1.860G-2(f)(2) or 1.860G 2(a)(3) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision). Each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the "Testing Date" shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such "significant modification" did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a "significant modification" after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such "significant modification" occurred. Each yield maintenance payment and prepayment premium payable under the Mortgage Loans is a "customary prepayment penalty" within the meaning of Treasury Regulations Section 1.860G-1(b)(2). As of the Closing Date, the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

(19) Environmental Conditions and Compliance. One or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the Seller or the Seller's affiliates with respect to each related Mortgaged Property during the 18-months preceding the origination of the related Mortgage Loan, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s). If any such environmental report identified any Recognized Environmental Condition (REC), as that term is defined in the Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process Designation: E 1527-00, as recommended by the American Society for Testing and Materials (ASTM), with respect to the related Mortgaged Property and the same have not been subsequently addressed in all material respects, then either (i) an escrow greater than or equal to 100% of the amount identified as necessary by the environmental consulting firm to address the REC is held by the Seller for purposes of effecting same (and the Mortgagor has covenanted in the Mortgage Loan documents to perform such work), (ii) a responsible party, other than the Mortgagor, having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law or regulation,
      (iii) the Mortgagor has provided an environmental insurance policy, (iv) an operations and maintenance plan has been or will be implemented or (v) such conditions or circumstances were investigated further and a qualified environmental consulting firm recommended no further investigation or remediation.

(20) Customary Mortgage Provisions. Each related Mortgage Note, Mortgage and Assignment of Leases (if contained in a document separate from the Mortgage) contain customary and, subject to the limitations and exceptions set forth in paragraph (5) and applicable state law, enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

(21) Bankruptcy. No Mortgagor is a debtor in, and no Mortgaged Property is the subject of, any state or federal bankruptcy or insolvency proceeding; provided, however, that this representation and warranty does not cover any such bankruptcy, reorganization, insolvency or comparable proceeding with respect to which: (1) the Seller has no actual knowledge and (2) written notice of the discovery thereof is not delivered to the Seller by the Trustee or the Master Servicer on or prior to the date occurring twelve months after the Closing Date.

(22) Whole Loan; No Equity Participation, Contingent Interest or Negative Amortization. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan. None of the Mortgage Loans contain any equity participation, preferred equity component or shared appreciation feature by the mortgagee nor does any Mortgage Loan provide the mortgagee with any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

(23) Transfers and Subordinate Debt. Subject to certain exceptions which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each Mortgage Loan contains a "due on sale" or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents, (a) the related Mortgaged Property, or any controlling or majority equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents (iii) transfers of less than a controlling interest in a Mortgagor, or (iv) a substitution or release of collateral within the parameters of paragraph
      (26) below, or, (v) as set forth on Exhibit B-23-1 by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) debt in the ordinary course of business or (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on Exhibit B-23-2. Except as related to (a)(i), (ii), (iii), (iv) or (v), above or
      (b)(i), (ii) or (iii) above, no Mortgage Loan may be assigned to another entity without the mortgagee's consent. The Mortgage or other Mortgage Loan document provides that to the extent any Rating Agency Fees are incurred in connection with the review and consent to any transfer or encumbrance the Mortgagor is responsible for such payment.

(24) Waivers and Modification. Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage. Exhibit B-24 identifies each Mortgage Loan as to which, since the latest date on which the final due diligence materials were delivered for such Mortgage Loan to CWCapital Asset Management LLC, there has been, given, made or consented to an alteration, modification or assumption of the terms of the related Mortgage Note, Mortgage(s) or any related loan agreement and/or lock-box agreement and/or as to which, since such date, there has been a waiver other than as related to routine operational matters or minor covenants.

(25) Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate of the originator during the 12 month period prior to the related origination date.

(26) Releases of Mortgaged Property. (A) Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage; and (B) the terms of the related Mortgage Loan documents do not permit the release of any portion of the Mortgaged Property from the lien of the Mortgage except (i) in consideration of payment in full (or in certain cases, the allocated loan amount) therefor, (ii) in connection with the substitution of all or a portion of the Mortgaged Property in exchange for delivery of "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, (iii) where such portion to be released was not considered material for purposes of underwriting the Mortgage Loan and such release was contemplated at origination, (iv) conditioned on the satisfaction of certain underwriting and other requirements, including payment of a release price representing adequate consideration for such Mortgaged Property or the portion thereof to be released, or (v) as set forth on Exhibit B-26, in connection with the substitution of a replacement property in compliance with REMIC Provisions.

(27) Local Law Compliance. To the Seller's actual knowledge, based upon a letter from governmental authorities, a legal opinion, an endorsement to the related title policy, or other due diligence considered reasonable by prudent commercial mortgage lenders taking into account the location of the Mortgaged Property, as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by the Title Policy or a law and ordinance insurance policy or
      (ii) would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.

(28) Improvements. To the Seller's actual knowledge based on the Title Policy or surveys obtained in connection with the origination of each Mortgage Loan, none of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Mortgaged Property or related Mortgagor's use and operation of such Mortgaged Property (unless affirmatively covered by the related Title Policy) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by the related Title Policy).

(29) Single Purpose Entity. With respect to each Mortgage Loan with a Cut-off Date Balance (A) in excess of $5,000,000 the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property and assets incidental to its ownership and operation of such Mortgaged Property, and to hold itself out as being a legal entity, separate and apart from any other Person; and (B) in excess of $20,000,000, the representation and warranty in (A) above is true and the related Mortgagor (or if the Mortgagor is a limited partnership or a multi-member limited liability company, the special purpose general partner or special purpose managing member, as applicable, of the related Mortgagor), has at least one independent director, and the related Mortgagor has delivered a non-consolidation opinion of counsel. For each Mortgage Loan for which the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property and assets incidental to its ownership and operation of such Mortgaged Property, at the time of origination of the Mortgage Loan, to the Seller's actual knowledge, the Mortgagor was in compliance with such requirements.

(30) Advance of Funds. (A) After origination, the Seller has not, directly or indirectly, advanced any funds to the Mortgagor, other than pursuant to the related Mortgage Loan documents; and (B) to the Seller's actual knowledge, no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note.

(31) Litigation or Other Proceedings. As of the date of origination and, to the Seller's actual knowledge, as of the Cut-off Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect (i) such Mortgagor's ability to pay its obligations under the Mortgage Loan, (ii) the security intended to be provided by the Mortgage Loan documents or (iii) the current use of the Mortgaged Property.

(32) Trustee Under Deed of Trust. As of the date of origination, and, to the Seller's actual knowledge, as of the Cut-off Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

(33) Usury. The Mortgage Loan and the interest contracted for (exclusive of any default interest, late charges, Yield Maintenance Charge or prepayment premiums) is a fixed rate, and complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(34) Other Collateral. Except with respect to the Companion Loan of any Whole Loan or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, to the Seller's knowledge, the related Mortgage Note is not secured by any collateral that secures a loan that is not a Mortgage Loan.

(35) Flood Insurance. If the improvements on the Mortgaged Property are located in a federally designated special flood hazard area, the Mortgagor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect.

(36) Escrow Deposits. All escrow deposits and payments required to be deposited with the Seller or its agent in accordance with the Mortgage Loan documents have been (or by the Closing Date will be) so deposited, are in the possession of or under the control of the Seller or its agent (or, with respect to a Non-Serviced Trust Loan, in the possession of or under the control of the Lead Trustee or its agent under the applicable Lead
      PSA), and there are no deficiencies in connection therewith.

(37) Licenses and Permits. To the Seller's actual knowledge, based on the due diligence customarily performed in the origination of comparable mortgage loans by prudent commercial lending institutions considering the related geographic area and properties comparable to the related Mortgaged Property, (i) as of the date of origination of the Mortgage Loan, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property, and, (ii) as of the Cut-off Date, the Seller has no actual knowledge that the related Mortgagor, the related lessee, franchisor or operator was not in possession of such licenses, permits and authorizations.

(38) Organization of Mortgagors; Affiliation with other Mortgagors. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(39) Fee Simple Interest. Except with respect to the Mortgage Loans listed on Exhibit B-39, the Mortgage Loan is secured in whole or in material part by the fee simple interest in the related Mortgaged Property.

(40) Recourse. Each Mortgage Loan is non-recourse to the related Mortgagor except that the Mortgagor and a natural person (or an entity with assets other than an interest in the Mortgagor) as guarantor have agreed to be liable with respect to losses incurred due to (i) fraud and/or other intentional material misrepresentation, (ii) misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the mortgagee or applied to the Mortgaged Property in the ordinary course of business, (iii) misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or (iv) breach of the environmental covenants in the related Mortgage Loan documents.

(41) Access; Tax Parcels. Each Mortgaged Property (a) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (b) is served by public utilities, water and sewer (or septic facilities) and (c) constitutes one or more separate tax parcels.

(42) Financial Statements. Each Mortgage requires the Mortgagor to provide the mortgagee with operating statements and rent rolls on an annual (or more frequent) basis or upon written request.

(43) Defeasance. If the Mortgage Loan is a Defeasance Loan, the Mortgage Loan documents (A) permit defeasance (1) no earlier than two years after the Closing Date, and (2) only with substitute collateral constituting "government securities" within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note through the related maturity date (or first day of the open period) and the balloon payment that would be due on such date,
      (B) require the delivery of (or otherwise contain provisions pursuant to which the mortgagee can require delivery of) (i) an opinion to the effect that such mortgagee has a first priority perfected security interest in the defeasance collateral, (ii) an accountant's certification as to the adequacy of the defeasance collateral to make all payments required under the related Mortgage Loan through the related maturity date (or first day of the open period) and the balloon payment that would be due on such date, (iii) an Opinion of Counsel that the defeasance complies with all applicable REMIC Provisions, and (iv) assurances from the Rating Agencies that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates and (C) contain provisions pursuant to which the mortgagee can require the Mortgagor to pay expenses associated with a defeasance (including rating agencies' fees, accountant's fees and attorneys' fees). Such Mortgage Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages.

(44) Authorization in Jurisdiction. To the extent required under applicable law and necessary for the enforcement of the Mortgage Loan, as of the date of origination and at all times it held the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located.

(45) Capital Contributions. Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan documents.

(46) Subordinate Debt. Except with respect to the Companion Loan of any Whole Loan or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, none of the Mortgaged Properties are encumbered by any lien securing the payment of money junior to, of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Cut-off Date).

(47) Ground Lease Representations and Warranties. With respect to each Mortgage Loan secured by a leasehold interest (except with respect to any Mortgage Loan also secured by the corresponding fee interest in the related Mortgaged Property), the Seller represents and warrants the following with respect to the related Ground Lease:

            (1) Such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date.

            (2) Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such Ground Lease is assignable to the mortgagee and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date).

            (3) Subject to the limitations on enforceability set forth in Paragraph 5, such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and any such action without such consent is not binding on the mortgagee, its successors or assigns, except that termination or cancellation without such consent may be binding on the mortgagee if (i) an event of default occurs under the Ground Lease, (ii) notice is provided to the mortgagee and (iii) such default is curable by the mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

            (4) Such Ground Lease is in full force and effect and other than payments due but not yet 30 days or more delinquent, (i) there is no material default, and (ii) to the actual knowledge of the Seller, there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit B or in any of the exceptions to the representations and warranties in Schedule A hereto.

            (5) The Ground Lease or ancillary agreement between the lessor and the lessee (i) requires the lessor to give notice of any default by the lessee to the mortgagee and (ii) provides that no notice given is effective against the mortgagee unless a copy has been delivered to the mortgagee in the manner described in the ground lease or ancillary agreement.

            (6) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, other than the ground lessor's fee interest and Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor's fee interest in the Mortgaged Property is subject.

            (7) The mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease) to cure any curable default under such Ground Lease after receipt of notice of such default before the lessor thereunder may terminate such Ground Lease.

            (8) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee's rights under the Ground Lease) that extends not less than 20 years beyond the Stated Maturity Date or if such Mortgage Loan is fully amortizing, extends not less than 10 years after the amortization term for the Mortgage Loan.

            (9) Under the terms of the Ground Lease and the related Mortgage Loan documents (including, without limitation, any estoppel or consent letter received by the mortgagee from the lessor), taken together, any related insurance proceeds or condemnation award (other than de minimis amounts for minor casualties or in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan).

            (10) The Ground Lease does not restrict the use of the related Mortgaged Property by the lessee or its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage.

            (11) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender.

            (12) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

(48)  With respect to each Mortgage Loan in the Multifamily Loan Group:

            A. Location of Properties. Each Mortgaged Property securing a Mortgage in the Multifamily Loan Group is located in the United States or in its territories (Puerto Rico, the U.S. Virgin Islands, Guam).

            B. Number of Units. Each Mortgage in the Multifamily Loan
Group is secured by a Mortgaged Property or properties each of which contains at least five dwelling units.

            C. Construction Completed. Each Mortgaged Property financed by a Mortgage in the Multifamily Loan Group that is secured by a newly-constructed property has achieved a percentage of physical occupancy of more than 65% as indicated in Annex C-1 to the Prospectus Supplement.

            D. Dwelling Units. For each Mortgaged Property financed by a Mortgage in the Multifamily Loan Group, a certificate of occupancy has been collected or confirmation that the certificate of occupancy has been issued by the appropriate authority has been obtained.

            E. Mixed Use Properties. Mortgages in the Multifamily Loan Group are secured by properties that have both a housing component and a non-housing component meet all of the following requirements:

                  (A)   The physical plan consists of:

                              (1)   A single structure; or

                              (2) Multiple Structures, some of which contain mixed uses but none of which is entirely non-residential; or

                              (3)   Multiple structures most of which are
                                    entirely residential, but one or a small number of which consist of retail stores primarily intended to serve residents of the project.

                  (B) The aggregate gross commercial income does not exceed 20%
            of the estimated total gross income.

            F. RV parks. The Multifamily Loan Group contains no Mortgages on manufactured housing parks where the aggregate gross income from homesites for dwelling units that are not permanently attached to homesites, such as recreational vehicles, does not exceed 20% of the estimated total gross income.

            G. Property Types. Except for any portion of a Mortgaged Property that contains non-residential uses identified in paragraph E above, all of the properties securing the Mortgages in the Multifamily Loan Group are being operated as multifamily rental housing (which may include student housing, seniors housing as described above, or mixed-use properties as described above), cooperative housing or manufactured housing parks and none of the properties securing the Mortgages in the Multifamily Loan Group are hotel properties or provide daily rentals.

            H. Use. The Mortgage Loan documents for each mortgage in the Multifamily Loan Group contain covenants that prohibit a change of use of the Mortgaged Property securing such mortgage without the mortgagee's prior consent.

                                 Exhibit B-23-1

               List of Mortgage Loans with Current Mezzanine Debt

       LOAN #       MORTGAGE LOAN

         15         Lynnewood Gardens: $6,500,000 subordinate preferred equity.

                                 Exhibit B-23-2

               List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

      LOAN #        MORTGAGE LOAN

      150, 151      KLC Shopping Center, Normandy Center

                                  Exhibit B-24

      List of Mortgage Loans with Post-Due Diligence Delivery Modifications

                                      None

                                  Exhibit B-26

                  List of Mortgage Loans with Permitted Release in Connection with the Substitution of a Replacement Property

                                      None

                                  Exhibit B-39

                Mortgage Loans Secured By A Leasehold Interest In
           All Or A Material Portion Of The Related Mortgaged Property



Loan No.       Mortgage Loan/ Mortgaged Property
   1           Shorenstein Portland Portfolio
   21          State House Square
   81          Plaza Rancho Del Oro Shopping Center
  148          3003 East Third Avenue

                                    EXHIBIT C

           EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES




     Representation                              Description of Exception

        (8)               Loan No. 6 (2 Herald Square). The Mortgagor's fee
     Mortgage Lien        interest in the land is subject to a purchase option
                          in favor of the lessee under a ground lease, which purchase option cannot be exercised until the Mortgage
                          Loan is prepayable or defeasible. During the term of the Mortgage Loan, all proceeds from the lessee's exercise of its purchase option are to be required to be applied to prepayment or defeasance of the Mortgage
                          Loan, as applicable.

                          Loan No. 32 (Rosemont Commons). A tenant at the Mortgaged Property (Wal-Mart) has the right under its lease to expand its leased premises and build an addition (the "Addition"). If it does so, the Mortgagor would have the right to purchase the Addition, in which event the Addition would become part of the Mortgaged Property. If the Addition is built and the Mortgagor elects not to purchase it, the small portion of land underneath the Addition (which was not considered material for purposes of underwriting the Mortgage Loan) must be carved out into a separate tax parcel. The mortgagee has agreed to subordinate its Mortgage on such parcel to the lien of a mortgage on Wal-Mart's leasehold estate. The mortgagee has agreed to consent to certain reciprocal easement agreements between the Mortgagor and the owner of a parcel called "Church Parcel".

                          Loan No. 100 (Westside Plaza). The Mortgagor has the right to (x) execute and deliver a ground lease in respect of that certain unimproved portion of the Mortgaged Property released pursuant to the loan documents and (y) record a memoranda thereof for purposes of the future commercial development thereof by a person that is not an existing tenant or affiliated with an existing tenant of the Mortgaged Property. The mortgagee is required to execute and deliver a subordination of the Mortgagee in respect to such ground lease affecting such area in form and substance reasonably satisfactory to a prudent commercial lender. The mortgagor has the right to construct improvements on the released parcel for a commercial user, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents.

                          Loan No. 180 (Three Rivers Office). The City of La Crosse has a lien on the Mortgaged Property to secure Mortgagor's obligations to perform with respect to a tax incentive agreement and in accordance with the related development agreement. Notwithstanding the subordination of the lien to the Mortgage, the City has reserved any rights to partially foreclose to the extent of its lien interest securing obligations to perform in lieu of tax payment.

          (13)            Loan No. 1 (Shorenstein Portland Portfolio), Loan No.
       Insurance          6 (2 Herald Square), Loan No. 15 (Lynnewood Gardens),
                          Loan No. 17 (CARS Chauncey Ranch) and Loan No. 21
                          (State House Square). With respect to each of these Mortgage Loans, the related Mortgage Loan documents do not expressly provide that the mortgagee may purchase insurance at the Mortgagor's expense if the Mortgagor fails to maintain insurance; however, one of the remedies available to the mortgagee upon an event of default under the related Mortgage Loan documents (and failure to maintain required insurance is an event of default under the related Mortgage Loan documents) is the mortgagee's right to cure such event of default, and the Mortgagor is responsible for payment of the mortgagee's costs and expenses in connection with such cure.

                          Loan No. 95 (Drug Store Portfolio). The Mortgaged Property located in Bedford, Texas was not insured against terrorism in accordance with the Mortgage Loan documents as of the closing date of the Mortgage Loan. The guarantor has agreed to provide a guarantee against any losses from terrorism until terrorism coverage is purchased in accordance with the requirements of the related Mortgage Loan documents.

          (23)            Loan No. 131 (Quail Plaza). Provisions have been made
    Transfers and         to allow the real parties in interest to complete a
  Subordinate Debt        so-called "reverse exchange," provided the same is
                          consummated not later than November 15, 2007. The
                          Mortgagor and the mortgagee have entered into an Exchange Transfer Agreement under which the mortgagee has pre-approved new owners/borrowers, guarantors, and forms of loan documents and due diligence documents.
                          Upon consummation of the reverse exchange, the Mortgaged Property will be owned by up to seven tenants in common.

          (29)            Loan No. 40 (200 Meeting Street). SPE covenants
 Single Purpose Entity    (single asset, separateness) were waived with respect
                          to organizational documents of the managing member of the Mortgagor.

                          Loan No. 57 (Park Building). The requirement for an independent director was waived.

                          Loan No. 58 (Montvale Center). The requirement for an independent director was waived. SPE covenants (single asset, separateness) were waived with respect to organizational documents of the managing member of the Mortgagor.

                          Loan No. 69 (Marketplace at the Lakes). The requirements for an independent director and delivery of a non-consolidation opinion were waived.

          (38)            Loan No. 15 (Lynnewood Gardens) and Loan No. 21 (State
    Organization of       House Square).  The Mortgagors under these Mortgagees
Mortgagors; Affiliation   are affiliated.
with other Mortgagors
                          Loan No. 97 (Boulevard Center II) and Loan No. 184
                          (Gold Creek Marketplace). The Mortgagors of these
                          Mortgages have the same sponsor (Nick Studen, Jr.)

                          Loan No. 125 (15th & Spruce) and Loan No. 197 (1601 Pearl Street). The Mortgagors of these Mortgages have the same sponsor (J Nold Midyette).

                          Loan No. 81 (Plaza Rancho Del Oro Shopping Center), Loan No. 130 (Highlands Ranch Marketplace) and Loan No. 198 (Desert Glen Center). The Mortgagors of these Mortgages have the same sponsor (A&C Properties, Inc.).

                          Loan No. 140 (Norman Silbert MAB) and Loan No. 158 (Centre Drive MAB). The Mortgagors of these Mortgages have the same sponsor (Barry Gordon).

                          Loan No. 150 (KLC Shopping Center) and Loan No. 151 (Normandy Center). The Mortgagors of these Mortgages have the same sponsor (Cesar Alvarez).

          (39)

  Fee Simple Interest     Loan No. 6 (2 Herald Square). The Mortgagor owns the
                          fee interest in the Mortgaged Property but the lessee under a ground lease owns the improvements. Upon termination of the ground lease, title to the improvements reverts to the Mortgagor unless the ground lease terminates pursuant to lessee's exercise of the purchase option referenced in the exception to
                          (8) above.

                          Loan No. 21 (State House Square). The Mortgage Loan is secured by the fee interest in certain parcels of the Mortgaged Property and leasehold estate in certain parcels of the Mortgaged Property.

                          Loan No. 81 (Plaza Rancho Del Oro Shopping Center). The Mortgage Loan is secured by the fee interest in Parcel A on the legal description to the related Deed of Trust and leasehold estate in Parcel B on the legal description to the related Deed of Trust.

          (40)            Loan No. 6 (2 Herald Square). The Mortgage Loan is
        Recourse          recourse only to  the Mortgagor.

                          Loan No. 38 (One Financial Plaza). The liability of the guarantor is capped at $10,000,000.

                          Loan No. 48 (Ballantyne Resort). The Mortgage Loan is recourse only to the Mortgagor.

                          Loan No. 58 (Montvale Center). The Mortgage Loan is recourse only to the Mortgagor.

                          Loan No. 61 (Skypark Plaza Shopping Center). With respect to the environmental non-recourse carve out, each guarantor has no liability to the mortgagee for any losses that arise or result, prior to October 31, 2016, from conditions, events or circumstances first existing or occurring (as opposed to being first discovered) on or prior to October 31, 2009, to the extent the same are covered by that certain Environmental Site Liability Policy No. 37312113 issued by Chubb Custom Insurance Company for the benefit of the Mortgagor, so long as the Environmental Policy remains in full force and effect and the Mortgagor causes the mortgagee to be named an additional insured as at interests may appear.

                          Loan No. 93 (Marketplace at South River Colony). A non-recourse carve out relating to the violation of applicable environmental laws or breaches of an environmental covenant has been waived. In lieu thereof, in the event environmental conditions requiring remediation are discovered at any time in the future, the Mortgagor is required to post, by way of a cash flow sweep, funds into escrow in an amount equal to 125% of the amount necessary to fund the remediation.

                          Loan No. 117 (Plantation Plaza Shopping Center). The requirement for a guarantor has been waived, and the Mortgage Loan does not have a non-recourse carve out guarantor. Loan No. 133 (Siskey Building). The Mortgage Loan does not have a non-recourse carve out guarantor.

                          Loan No. 134 (Gold's Gym). The Mortgage Loan has a non-recourse carve out for environmental liability only to the extent the mortgagee's losses are not covered by the environmental insurance policy delivered at closing or if such policy is not in effect, but in either instance not to exceed $5 million.

                          Loan No. 147 (Joppatowne Plaza). The Mortgage Loan is recourse only to the owner of the Mortgaged Property and the borrower.

                          Loan No. 165 (53 Church Hill Road). The Mortgage Loan is recourse to the guarantor only if there occurs a collusive involuntary bankruptcy filing against the borrower or any member of the borrower under the U.S. Bankruptcy Code, or the Mortgaged Property or any part thereof becomes an asset in any such proceeding.

                          Loan No. 172 (1000 Boulders Parkway). The guarantor's liability with respect to any breach of environmental covenants is capped at $500,000.

          (41)            Loan No. 48 (Ballantyne Resort). The Mortgaged
   Access; Tax Parcels    Property was assessed as part of a larger tax parcel.
                          The Mortgagor is obligated to cause its separation effective for the next tax year.

                          Loan No. 90 (Southern Highlands Corporate Center). The Mortgaged Property does not constitute a separate tax parcel. However, the separation of the tax parcels/creation of new parcels has automatically occurred upon the recordation of the Financial Pad deed (small excepted parcel). The deed was recorded in February 2007, and a new tax parcel will be created for the 2007/2008 tax year. The title company will issue a separate tax parcel endorsement.

                          Loan No. 126 (530 New Waverly Place). The Mortgagor has applied for creation of a separate tax lot but approval has not yet been obtained. The mortgagee has the right to collect tax on parcel that encompasses the Mortgaged Property, as well as other property, until the approval is obtained.

          (43)            Loan No. 40 (200 Meeting Street). The Mortgage Loan
      Defeasance          documents permit defeasance with any other securities
                          then permitted as defeasance collateral pursuant to the guidelines and criteria of the rating agencies and which does not cause any trust to fail to qualify as REMIC, within the meaning of Section 860D of the Internal Revenue Code of 1986, or otherwise may cause non-compliance of such trust with the REMIC requirements in effect at the time of the request for defeasance.

          (47)            Loan No. 1 (Shorenstein Portland Portfolio). The
       Ground Lease       following exceptions apply to the ground lease for a
                          parking garage located on Congress Avenue in the City of Portland with the appraised value of $200,000 (the
                          "Congress Ground Lease"):

          (2) The Congress Ground Lease does not address whether the Mortgagor's interest in the ground lease is assignable to the mortgagee and its assigns.

          (3) The Congress Ground Lease does not address whether it may be amended, modified, cancelled or terminated without the prior written consent of a leasehold mortgagee.

          (6) Any leasehold mortgage is subordinate to a mortgage on the ground lessor's fee interest (as of the closing date of the Mortgage Loan, there was no mortgage on the ground lessor's fee interest).

          (7) The Congress Ground Lease has limited mortgagee cure rights.

          (8) Congress Ground Lease expires in 2013, taking into account the exercise of all extension options.

          (12) Under the Congress Ground Lease, a leasehold mortgagee has no express right to enter into a new lease following termination or rejection of the existing ground lease.

                                    EXHIBIT D

                          FORM OF OFFICER'S CERTIFICATE

     Goldman Sachs Mortgage Company ("Seller") hereby certifies as follows:

      1. All of the representations and warranties (except as set forth on Schedule C) of the Seller under the Mortgage Loan Purchase Agreement, dated as of July 1, 2007 (the "Agreement"), between GS Mortgage Securities Corporation II and Seller, are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

      2. The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which would constitute a default under the Agreement.

      3. Neither the Prospectus, dated June 13, 2007, as supplemented by the Prospectus Supplement, dated June 21, 2007 (collectively, the "Prospectus"), relating to the offering of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C Class D, Class E and Class F Certificates nor the Offering Circular, dated June 21, 2007 (the "Offering Circular"), relating to the offering of the Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R and Class LR Certificates, in the case of the Prospectus and the Prospectus Supplement, as of the date of the Prospectus Supplement or as of the date hereof, or the Offering Circular, as of the date of thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading.

            Capitalized terms used herein without definition have the meanings given them in the Agreement.

                    [SIGNATURE APPEARS ON THE FOLLOWING PAGE]

Certified this [______] day of [____________], 2007.



                                               GOLDMAN SACHS MORTGAGE COMPANY


                                               By:  ____________________________
                                                    Name:
                                                    Title:

                                    EXHIBIT E

                              FORM OF LEGAL OPINION

            (b) The Seller is a [_______________], duly organized, validly existing and in good standing under the laws of the State of [_______________] with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations thereunder, and the Seller has taken all necessary action to authorize the execution, delivery and performance of the Mortgage Loan Purchase Agreement and the Indemnification Agreement (collectively, the "Operative Documents"), and has duly executed and delivered the Operative Documents, and has the power and authority to execute, deliver and perform under the Operative Documents and all the transactions contemplated thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with the Mortgage Loan Purchase Agreement;

            (c) Assuming the due authorization, execution and delivery of each Operative Document by each party thereto other than the Seller, each Operative Document will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (d) The execution and delivery of each Operative Document by the Seller and the performance of its obligations thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller's organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller's assets or property, in each case which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

            (e) There is no action, suit, proceeding or investigation pending or, to the Seller's knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

            (f) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document;

            (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated thereby, other than those which have been obtained by the Seller;

            (h) To our knowledge, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Prospectus and Prospectus Supplement in relation to the sale of the Mortgage Loans, which causes us to believe that (i) the Prospectus, at the date thereof or at the date hereof, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission arises out of, or is based upon, information concerning the Mortgage Loans set forth in the Prospectus, or (ii) the Prospectus Supplement, at the date thereof or at the date hereof, contains an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission arises out of, or is based upon, information concerning the Mortgage Loans set forth in the Prospectus Supplement, it being understood that we express no view as to any information incorporated by reference in the Prospectus or Prospectus Supplement or as to the adequacy or accuracy of the financial, numerical, statistical or quantitative information included in the Prospectus or Prospectus Supplement.

            (i) We hereby advise you that, in the course of the representation referred to above and our examination of the time of sale information, considered in light of our understanding of applicable law and the experience we have gained through our practice, no facts came to our attention that cause us to believe that as of the time of sale, the time of sale information (taken as a whole) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no view as to (1) any blanks or bracketed items in the time of sale information for pricing terms, (2) any information incorporated by reference in the time of sale information or (3) the adequacy or accuracy of
(i) any financial, numerical, statistical or computational information included in or omitted from the time of sale information or (ii) any information contained in or omitted from any computer disk, CD-ROM or other electronic media accompanying the time of sale information.

            (j) Insofar as it related to the Seller and the Mortgage Loans (including without limitations the related borrowers and mortgaged properties) being sold by the Seller, the Prospectus Supplement, as of its date (with the exception of any information incorporated by reference therein and any numerical, financial, statistical and computational information included therein, as to which we express no view), appeared on its face to be appropriately responsive in all material respects to the applicable requirements of Regulation AB under the Securities Act of 1933, as amended.